                                                                   Exhibit 3-160

                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                  FILED 09:00 AM 06/21/1995
                                                     950138382 - 2518110


                          CERTIFICATE OF INCORPORATION

                                       OF

                      HEALTH RESOURCES OF FARMINGTON, INC.


   1. The name of the corporation is Health Resources of Farmington, Inc.

   2. The address of the corporation's registered office in Delaware is 15 East North Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc. is the corporation's registered agent at that address.

   3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

   4. The corporation shall have authority to issue a total of 3,000 shares of common stock of the par value of $0.01 per share.

   5. The name of the sole incorporator is Mara P. Canner and her mailing address is 411 Hackensack Avenue, Hackensack, New Jersey 07601.

   6. The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

   7. The election of the Board of Directors need not be written by ballot.

   8. The corporation shall indemnify to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware as amended from time to time each person who is or was a director or officer of the corporation and the heirs, executors and administrators of such a person.

   9. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.


                                            /s/ Mara P. Canner
                                            ------------------------------
                                            Mara P. Canner
                                            Sole Incorporator

Dated: June 21, 1995

                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 9:00 AM 12/15/1995
                                                     950296419 - 2518110


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                      HEALTH RESOURCES OF FARMINGTON, INC.


                         Pursuant to Section 242 of the
                       General Corporation Law of Delaware

   The undersigned, the Secretary of Health Resources of Farmington, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

   1. Paragraph 3 of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

         "3. The purpose of the corporation is to engage in the leasing and operation of a long term care facility located at 701 South Main Street, Farmington, Illinois and activities reasonably related thereto."

   2. Pursuant to Sections 228 and 242 of the General Corporation Law of Delaware, the forgoing amendment was duly adopted by the unanimous join written consent of the Board of Directors of the Corporation and the sole stockholder of the Corporation on December 1, 1995.

Dated: December 15, 1995


                                            /s/ BRADFORD C. BURKETT
                                            ------------------------------
                                            Bradford C. Burkett
                                            Secretary

        STATE OF DELAWARE
        SECRETARY OF STATE
     DIVISION OF CORPORATIONS
    FILED 10:00 AM 06/24/1998
       981244527 - 2518110


                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                      *****

   HEALTH RESOURCES OF FARMINGTON, INC., a corporation organized and existing under by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

   The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC. and the present registered office of the corporation is in the county of KENT COUNTY.

   The Board of Directors of HEALTH RESOURCES OF FARMINGTON, INC. adopted the following resolution on the 11th day of May, 1998.

   Resolved, that the registered office of HEALTH RESOURCES OF FARMINGTON, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN WITNESS WHEREOF, HEALTH RESOURCES OF FARMINGTON, INC. has caused this statement to be signed by Ira C. Gubernick, its Secretary, this 15th day of May, 1998.


                                            /s/ Ira C.Gubernick
                                            ------------------------------
                                            Ira C. Gubernick, Secretary

(DEL. - 264 - 6/15/94)